UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

ORION GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 22, 2019, the Company appointed Austin J. Shanfelter, age 61, a member of the Company’s board since 2007, as Interim Chief Operating Officer, while the Company conducts a search. Information concerning Mr. Shanfelter required by this Item 5.02 of Form 8-K is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 14, 2018 and is incorporated herein by reference and a copy of the March 22, 2019 letter describing the terms of Mr. Shanfelter’s employment with the Company is attached to this Form 8-K as Exhibit 99.1 There are no related party transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Shanfelter’s appointment.

Item 8.01 Other Events

On March 26, 2019, the Company issued a press release announcing the appointment of Mr. Austin Shanfelter as Interim Chief Operating Officer. A copy of the press release is attached to this Form 8-K as Exhibit 99.2.

Exhibit Index

Exhibit No.	Description
99.1 99.2
A copy of the March 22, 2019 Offer of Employment Letter, describing Mr. Shanfelter’s terms of employment with the Company.

Press release issued March 26, 2019 announcing the March 22, 2019 appointment of Mr. Shanfelter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: March 27, 2019	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer